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EXHIBIT 23.2

CONSENT OF LEGAL COUNSEL

         Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding the legality of 276,000 shares of Stewart & Stevenson Services, Inc. Common Stock, without par value, to be issued upon the exercise of options granted pursuant to the Stewart & Stevenson Services, Inc. 1993 Nonofficer Stock Option Plan.

/s/ WILLIAM L. MOLL, JR.
William L. Moll, Jr.
Managing Attorney
April 16, 2003

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CONSENT OF LEGAL COUNSEL